UNITEDSTATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 26, 2006

A. M. Castle & Co.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 N. Wolf Road, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code	847/455-7111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

A. On January 26, 2006, A.M. Castle & Co., a Maryland corporation (the “Company”), entered into an Employment/Non-Competition Agreement with Michael H. Goldberg under which Mr. Goldberg has been hired to serve as the Company’s President and Chief Executive Officer (the “Employment Agreement”). The term of Mr. Goldberg’s employment began on January 26, 2006 and continues from year to year until the Employment Agreement is terminated.

Mr. Goldberg’s base salary will be $450,000, subject to increases at the discretion of the Board of Directors. Mr. Goldberg’s salary, however, may not be reduced below $450,000. Mr. Goldberg was also paid $15,000 upon the signing of the Employment Agreement and the Change of Control Agreement (as defined below). Pursuant to the Employment Agreement, Mr. Goldberg is also entitled to participate in the management incentive/bonus plan established by the Company for management and executive employees (the “Management Incentive Plan”). Under the Company’s Management Incentive Plan, a percentage of base salary is paid upon achievement of Company financial performance goals established by the Board of Directors for the fiscal year. While the pay out for Mr. Goldberg can range from 0% to 100% of base salary depending on the Company’s performance, Mr. Goldberg is guaranteed a pay out for 2006 of not less than 50% of base salary, or $225,000. Under the terms of the Employment Agreement, Mr. Goldberg was allocated a 45,000 share grant for the performance period ending December 31, 2007 under the Company’s 2005 Performance Stock Equity Plan. Additional benefits under the agreements include relocations expenses from Minneapolis, Minnesota to the Chicago metropolitan area, Company contributions to initiation fees at a country club and luncheon club in the metropolitan Chicago area and the use of a Company car. Mr. Goldberg will also participate in all Company benefits programs which are made available to all other employees.

The Employment Agreement automatically terminates upon the death of Mr. Goldberg. The Company will, however, pay to Mr. Goldberg’s estate or his designated beneficiary the following: (i) Mr. Goldberg’s base compensation through the date of termination, (ii) a pro-rata Management Incentive Plan bonus, (iii) with respect to any granted but not awarded performance stock or other long term incentive plan, the amount of shares or dollar amount payable to Mr. Goldberg as of the end of the end of the performance cycle multiplied by a fraction, the numerator of which is the number of whole completed months of service completed by Mr. Goldberg and the denominator of which is the total number of months in the performance cycle, (iv) accrued vacation through the date of termination and (v) other benefits under applicable plans. If Mr. Goldberg is unable to render services required by the Employment Agreement due to illness, physical or mental incapacity or other disability for 60 consecutive days or shorter periods aggregating at least 180 days within any 12 month period, Mr. Goldberg’s employment may be terminated by the Company and Mr. Goldberg shall be entitled to the following: (i) Mr. Goldberg’s base compensation through the date of termination, (ii) a pro-rata Management Incentive Plan bonus, (iii) with respect to any granted but not awarded performance stock or other long term incentive plan, the amount of  shares or dollar amount payable to Mr. Goldberg as of the end of the end of the performance cycle multiplied by a fraction, the numerator of which is the number of whole completed months of service completed by Mr. Goldberg and the denominator of which is the total number of months in the performance cycle, (iv) accrued vacation through the date of termination, (v) disability benefits, (vi) continued participation for 12 months in all medial, dental, hospitalization and life insurance coverages and (vii) other benefits under applicable plans. The Company may also terminate Mr. Goldberg’s employment for cause upon giving 60 days written notice to Mr. Goldberg. The Employment Agreement also provides that the Company may terminate Mr. Goldberg without cause. In the event of termination without cause, Mr. Goldberg may elect to receive benefits under either the change in control provisions contained in the Change of Control Agreement (defined below) or under the general employment provisions contained in the Employment Agreement. He can not receive benefits under both provisions.

The Employment also provides that Mr. Goldberg will not use or disclose any of the Company’s propriety or confidential information to any other party. Additionally, the Employment Agreement provides for a one-year non competition and two-year non-solicitation period upon termination of employment without cause and includes payment of one-year base salary, Management Incentive Plan payment at target for the year of termination and a pro-rata pay out of performance shares at target if termination occurs prior to March 2008.

B. On January 26, 2006, the Company and Mr. Goldberg entered into a Change of Control Agreement (the “Change of Control Agreement”).

Under the Change of Control Agreement, if there is a change of control of the Company and after the date of such change of control (i) Mr. Goldberg’s duties and responsibilities have been changed or reduced, (ii) Mr. Goldberg has been relocated outside of the Chicago metropolitan area, or (iii) Mr. Goldberg’s compensation has been reduced and within 24 months of the change of control event, Mr. Goldberg resigns or is terminated, the Company will provide certain benefits to Mr. Goldberg. The benefits include a lump sum cash payment in the amount of two times Mr. Goldberg’s base salary as of the date of the change of control, the target incentive compensation for that same year and the number of performance shares granted but not awarded to Mr. Goldberg under the 2005 Performance Stock Equity Plan as of the end of performance cycle multiplied by a fraction, the numerator of which shall be the number of whole months completed by Mr. Goldberg and the denominator of which is the total number of months in the performance cycle. Additionally, all equity compensation awards shall vest, coverage, at the Company’s expense, under the all of the Company’s health plans shall continue, a pro-rata target incentive compensation/bonus payment for the year of termination shall be paid to Mr. Goldberg, accrued vacation through the date of termination shall be paid to Mr. Goldberg, and Mr. Goldberg will be entitled to other benefits in accordance with applicable plans.

  Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

  (b) Mr. G. Thomas McKane, Chairman of the Board and Chief Executive Officer of the Company, retired as Chief Executive officer on January 26, 2006. Mr. McKane remains Chairman of the Board.

  (c) (1) Mr. Michael H. Goldberg was elected by the Company’s Board of Directors as President and Chief Executive Officer of the Company on January 26, 2006. Mr. Goldberg was also elected as a director of the Company on January 26, 2006.

(2) Mr. Goldberg, age 52, brings twenty-six years of global metals industry experience to the Company. From November 2001 through January 2005, Mr. Goldberg was Executive Vice President of Integris Metals Corp., an aluminum and stainless steel metals service center. Mr. Goldberg was responsible for operations and associated functions of Integris Metals Corp. From August 1998 to November 2001, Mr. Goldberg was Executive Vice President of North American Metals Distribution Group, a division of Rio Algom Ltd.

(3) The material terms of the Employment/Non-Competition Agreement between the Company and Mr. Goldberg and the Change of Control Agreement between Mr. Goldberg and the Company are described above in Item 1.01 of this Current Report on Form 8-K.

 Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

 (a) On January 26, 2006 the Company’s Board of Directors amended its Bylaws to increase the size of its Board of Directors to ten. A copy of the amendment is attached as Exhibit 3.

 Item 8.01 Other Events

 On January 30, 2006 the Company announced the declaration of a quarterly dividend of $0.06 per     share. This dividend is payable February 27, 2006 to shareholders of record February 13, 2006.

 Item 9.01. Financial Statements and Exhibits

 3.4. Amended Section 1 of Company’s Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

Date: February 1, 2006	/s/ Jerry M. Aufox
Secretary

EXHIBIT 3.4

Amended Section 1 of the Bylaws of A. M. Castle & Co.

“Section 1. Beginning at such time as the corporation has more than one stockholder, the number of directors which shall constitute the whole Board of Directors shall be 10. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is elected and qualifies. Directors need not be stockholders.”